UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

GRAF GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-42142 (Commission File Number)	N/A (IRS Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400

The Woodlands, Texas 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 745-8669

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GRAF.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	GRAF	NYSE American LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GRAF WS	NYSE American LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Form 12b-25 filed on April 1, 2026 by Graf Global Corp., a Cayman Islands exempted company (the “Company”), the Company requires additional time to file its Annual Report on Form 10-K as of and for the year ended December 31, 2025 (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”).

On April 16, 2026, the Company received a notice (the “Notice”) from the NYSE Regulation staff of the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with Section 1007 of the NYSE American Company Guide (the “Rule”) because it has not timely filed its Annual Report with the SEC. The Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from the NYSE American.

Under NYSE American listing standards, the Company automatically has a period of six months from the due date of the Annual Report to cure the filing delinquency by filing the Annual Report. If the Company fails to file the Annual Report within such six-month period, it can submit a request to the NYSE American to allow the Company’s securities to continue to trade on the NYSE American for up to a further six months. However, there can be no assurance that the NYSE American will accept the Company’s request or that the Company will be able to regain compliance within any extension period granted by the NYSE American. The NYSE American may commence delisting procedures at any time during the period that is available to the Company to complete the filing, if circumstances warrant.

The Company is working diligently to complete its Annual Report. The Company intends to file the Annual Report as soon as practicable to regain compliance with the Rule.

Item 7.01 Regulation FD

On April 22, 2026, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto include “forward-looking statements”. Certain of these forward-looking statements can be identified by the use of words such as “intends”, “may”, “will” or other similar expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations expressed or implied by the forward-looking statements. Such factors include, but are not limited to: the preparation of the Company’s financial statements for the year ended December 31, 2025, and the risk that such preparation takes longer than anticipated; the Company’s ability to regain and maintain compliance with the requirements of the NYSE American; adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K or the exhibit hereto, or the initiation of new legal proceedings; and volatility of the Company’s stock price; as well as the business, financial, and accounting risks and the other important risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025, and the Company’s other filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAF GLOBAL CORP.

	By:	/s/ James A. Graf
		Name:	James A. Graf
		Title:	Chief Executive Officer and Chief Financial Officer

Dated: April 22, 2026